UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025
LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

On August 19, 2025, Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), ASP Flag Parent Holdings, Inc., a Delaware corporation (the “Target”), and ASP Flag Holdings LP, a Delaware limited partnership (“Seller”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will acquire all of the shares of stock (the “Shares”) of the Target (such transaction, the “Transaction”). Pursuant to the Purchase Agreement, the Company will acquire the business of Foundation Building Materials, Inc. (“FBM”), which is a wholly-owned subsidiary of the Target.

The Company has agreed to acquire the Shares for aggregate cash consideration of $8.8 billion, payable at the closing of the Transaction, subject to adjustment as set forth in the Purchase Agreement (the “Consideration”).

The Purchase Agreement contains customary representations, warranties and covenants by the parties. The consummation of the Transaction is subject to customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement also includes certain customary termination rights, including, among others, the ability of the Company or Seller to terminate the Purchase Agreement if the Transaction has not been consummated by August 19, 2026, subject to up to two automatic three-month extensions under certain circumstances. If the Purchase Agreement is terminated under specified circumstances, the Company will be required to pay Seller a reverse termination fee in cash equal to $370 million.

The Purchase Agreement is not intended to provide any other factual information about the Transaction. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Purchase Agreement, the Company entered into a 364-Day Bridge Facility Commitment Letter dated August 19, 2025 (the “Bridge Commitment Letter”) with BofA Securities, Inc., Bank of America, N.A. and Goldman Sachs Bank USA.

The Bridge Commitment Letter provides for a senior unsecured 364-day bridge loan credit facility in an aggregate principal amount of up to $9 billion (the “Bridge Loan Facility”), which is intended to be available to the Company to finance, together with other sources of funds, the acquisition and related expenses in the event that the Company has not obtained other permanent financing prior to the closing of the Transaction. The Bridge Loan Facility is subject to customary conditions precedent to funding, including the consummation of the Transaction materially in accordance with the terms of the Purchase Agreement, the absence of a Material Adverse Effect (as defined in the Purchase Agreement) and other customary funding conditions for facilities of this type.

The Company does not expect to incur any indebtedness under the Bridge Loan Facility in connection with the closing of the Transaction and intends to finance the Consideration and related fees and expenses with cash on hand, through a term loan credit facility, a revolving credit facility and through one or more capital markets transactions, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the Bridge Loan Facility.

Item 7.01    Regulation FD Disclosure.

On August 20, 2025, the Company issued a press release, announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On August 20, 2025, the Company provided an investor presentation for use with analysts and investors in connection with the announcement of the transactions described in this Current Report on Form 8-K. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Disclosure Regarding Forward-Looking Statements

Certain statements made in this Current report on Form 8-K and Exhibit 99.1 hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases and the Company’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on the Company’s strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect the Company’s ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, the occurrence of any event or other circumstance that could give rise to the right of one or both of the parties to terminate the Purchase Agreement, the failure to obtain the regulatory approval or to satisfy the other conditions to the Transaction in the expected timeframe or at all, the risk of litigation and/or regulatory actions related to the Transaction, the potential adverse effects to the businesses of the Company or the Target during the pendency of the Transaction, the possibility that the anticipated benefits and synergies of the Transaction are not realized when expected, or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to the Company and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on the Company’s costs, shortages and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect the Company’s customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in the Company’s most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in the Company’s quarterly reports on Form 10-Q or other subsequent filings with the Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update these statements other than as required by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*+	Stock Purchase Agreement, dated as of August 19, 2025, by and among Lowe’s Companies, Inc., ASP Flag Parent Holdings, Inc. and ASP Flag Holdings LP.
99.1	Press Release, dated as of August 20, 2025.
99.2	Investor Presentation, dated as of August 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

+ Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material and (ii) are the type of information the Company customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: August 20, 2025	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary